UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Lincolnway Energy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

59511 W Lincoln Highway, Nevada, Iowa		50201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-382-8899

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The board of Lincolnway Energy approved the offer and sale of up to 100 membership units of Lincolnway Energy to each of the nine directors of Lincolnway Energy, at a purchase price of $1,000 per membership unit, at a board meeting held on June 12, 2006. See listing of director purchased membership units in Exhibit 1.01.

The board of Lincolnway Energy approved a director fee of $1,000 per month at a board meeting held on June 7, 2006. A director must attend at least 75% of all director meetings in order to receive the fee. A director may attend a meeting in person, by phone or any other method provided in Lincolnway Energy's governing documents. The director fee was made retroactively effective as of April 1, 2006. The board also approved an annual fee of $20,000 for the chairman of Lincolnway Energy, and an annual fee of $10,500 for each of the vice president, secretary and treasurer of Lincolnway Energy. The officer fee is payable quarterly, and was made retroactively effective as of April 1, 2006. William Couser is the chairman of Lincolnway Energy, Jeff Taylor is the vice president, Timothy Fevold is the secretary, and Terrill Wycoff is the treasurer.

Item 3.02 Unregistered Sales of Equity Securities.

Lincolnway Energy sold 810 membership units on June 12, 2006 at a purchase price of $1,000 per unit, for an aggregate of $810,000, and without any underwriting discounts or commissions. The units were sold to the nine directors of Lincolnway Energy in a transaction not involving any public offering pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, with all of the directors being accredited investors for purposes of Rule 506 by virtue of their status as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincolnway Energy, LLC

June 15, 2006	By:	Richard Brehm

Name: Richard Brehm
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1.01	Purchased director membership units